Exhibit 10.2

AMENDED AND RESTATED PROMISSORY NOTE

(Revolving Loan)

April 30, 2012

Borrower:	inContact, Inc., a Delaware corporation

Lender:	Zions First National Bank, a national banking association

Amount:	$8,500,000.00

Maturity Date:	July 1, 2014

For value received, Borrower promises to pay to the order of Lender at Zions First National Bank, Corporate Banking Group, One South Main, Suite 200, Salt Lake City, Utah 84111, or at such other address as the holder of this Amended and Restated Promissory Note at any given time may designate by written notice to Borrower, the sum of $8,500,000, or such other principal balance as may be outstanding, in lawful money of the United States, with interest thereon calculated and payable as provided herein.

Definitions

Terms used in the singular shall have the same meaning when used in the plural and vice versa. Capitalized terms used by not defined herein shall have the meanings given to such terms in the Loan Agreement (as defined herein). As used in this Amended and Restated Promissory Note, the term:

“Default Rate” means the interest rate in effect hereunder from time to time (including any applicable margin) plus 3.0% per annum.

“Dollars” and the sign “$” mean lawful money of the United States.

“Loan Agreement” means that certain Amended and Restated Loan Agreement of even date herewith between Lender and Borrower, together with any exhibits, schedules, amendments, addenda, and modifications thereto.

“Maturity Date” shall have the meaning set forth in the heading of this Promissory Note.

“Ninety Day FHLB Rate” means the rate per annum quoted by Lender as Lender’s Ninety Day FHLB Rate based upon the FHLB Seattle rate as quoted by Bloomberg, or on the FHLB Seattle internet web site at www.FHLBsea.com, or other comparable service selected by Lender. The definition of “Ninety Day FHLB Rate” is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the rate used herein. It is not necessarily the lowest rate charged by Lender on its loans. If the Ninety Day FHLB Rate becomes unavailable during the term of this Amended and Restated Promissory Note, Lender may designate a substitute index after notifying Borrower.

“Ninety Day LIBOR Rate” means the rate per annum quoted by Lender as its Ninety Day LIBOR Rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates as quoted for United States Dollars by Bloomberg or other comparable services selected by Lender. This definition of Ninety Day LIBOR Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

Interest

Interest shall accrue on the outstanding principal balance hereunder from the date of disbursement until paid, both before and after judgment, at a variable rate computed on the basis of a 360 day year as follows: 4.5% per annum above the Ninety Day LIBOR Rate, from time to time in effect, adjusted as of the date of any change in the Ninety Day LIBOR Rate.

Notwithstanding the foregoing, if Lender reasonably determines (which determination shall be conclusive) that (i) quotations of interest rates referred to in the definition of Lender’s Ninety Day LIBOR Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of Lender determining Lender’s Ninety Day LIBOR Rate, (ii) the adoption of any applicable law, rule, or regulation or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to offer loans based on the Ninety Day LIBOR Rate, or (iii) the Ninety Day LIBOR Rate does not accurately cover the cost of Lender making or maintaining advances based on Lender’s Ninety Day LIBOR Rate, then Lender shall give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate hereunder shall be converted to a variable rate computed on the basis of a 360 day year as follows: 4.5% per annum above the Ninety Day FHLB Rate, from time to time in effect, adjusted as of the date of any change in the Ninety Day FHLB Rate.

Revolving Line of Credit

This Amended and Restated Promissory Note shall be a revolving line of credit under which Borrower may repeatedly draw and repay funds, so long as no default exists hereunder or under the Loan Agreement. All disbursements under this Promissory Note shall be made in accordance with and subject to the conditions set forth in the Loan Agreement.

Payment Terms

Principal and interest shall be payable as follows: Interest accrued is to be paid in arrears commencing May 1, 2012, and on the same day of each month thereafter. All principal and unpaid interest shall be paid in full on the Maturity Date.

All payments shall be applied (a) first, to reimbursable fees, late charges, costs and expenses payable by Borrower under this Promissory Note or any of the other Loan Documents, (b) second, to accrued interest and (c) the remainder, if any, to principal.

Prepayment

Borrower may prepay all or any portion of this Amended and Restated Promissory Note at any time without penalty. Any prepayment received by Lender after 2:00 p.m. Mountain Time shall be deemed received on the following Banking Business Day.

General

Upon default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at the Default Rate from the date when due until paid, both before and after judgment.

If, at any time prior to the maturity of this Amended and Restated Promissory Note, this Amended and Restated Promissory Note shall have a zero balance owing, this Amended and Restated Promissory Note shall not be deemed satisfied or terminated but shall remain in full force and effect for future draws unless terminated upon other grounds.

This Amended and Restated Promissory Note is made in accordance with the Loan Agreement and is secured by the collateral identified in and contemplated by the Loan Agreement, including, without limitation, that certain Security Agreement (All Assets) dated July 16, 2009 between Borrower and Lender, and any and all amendments, modifications, and replacements thereof.

If an Event of Default occurs, time being of the essence hereof, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full.

If an Event of Default occurs, Borrower agrees to pay to the holder hereof all collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.

This Amended and Restated Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah.

Borrower and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers or modifications without notice and further consent to the release of any collateral or any part thereof with or without substitution.

This Amended and Restated Promissory Note restates, replaces and supersedes in its entirety, but does not extinguish or novate, that certain Promissory Note dated July 16, 2009, executed by Borrower, and any previous renewals, modifications or amendments thereof (the “Prior Note”). All interest evidenced by the Prior Note shall continue to be due and payable until paid.

IN WITNESS WHEREOF, this Amended and Restated Promissory Note has been executed and becomes effective as of the day and year first set forth above.

Borrower:

inContact, Inc.

By:

Name:

Title:

5530296

AMENDED AND RESTATED

PROMISSORY NOTE

(REVOLVING LOAN)

Signature Page